Exhibit 10.2

RELEASE AND WAIVER OF CLAIMS

In consideration of the payments and other benefits set forth in Section 4.4 of the Executive Employment Agreement dated March 5, 2014 including the First Amendment dated May 4, 2017, (the “Employment Agreement”), to which this form is attached, and the payments and other benefits set forth in Exhibit A, attached hereto, I, Robert F. Carey (“Carey”). hereby furnish Horizon Therapeutics, PLC and Horizon Pharma USA, Inc. (together the -Company”), with the following release and waiver (“Release and Waiver”).

In exchange for the consideration provided to me by the Employment Agreement and Exhibit A that I am not otherwise entitled to receive, I hereby generally and completely release the Company and its directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, Affiliates, and assigns from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are in any way related to events, acts, conduct, or omissions occurring relating to my employment or the termination thereof prior to my signing this Release and Waiver. This general release includes, but is not limited to: (1) all claims arising out of or in any way related to my employment with the Company or the termination of that employment; (2) all claims related to my compensation or benefits from the Company, including, but not limited to, salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; (3) all claims for breach of contract, wrongful termination, and breach of the implied covenant of good faith and fair dealing; (4) all tort claims, including, but not limited to, claims for fraud, defamation, emotional distress, and discharge in violation of public policy; and (5) all federal, state, and local statutory claims, including, but not limited to, claims for discrimination, harassment, retaliation, attorneys’ fees, or other claims arising under the federal Civil Rights Act of 1964 (as amended), the federal Americans with Disabilities Act of 1990, the federal Age Discrimination in Employment Act of 1967 (as amended) (“ADEA”), the Illinois Human Rights Act, the Illinois Equal Pay Act, the Illinois Religious Freedom Restoration Act, and the Illinois Genetic Information Privacy Act. Notwithstanding the foregoing, this Release and Waiver, shall not release or waive my rights: to indemnification under the articles and bylaws of the Company or applicable law; to payments under Sections 4.4.3(i) and 4.4.4(ii) of the Employment Agreement; under any provision of the Employment Agreement that survives the termination of that agreement; under any applicable workers’ compensation statute; under any option, restricted share or other agreement concerning any equity interest in the Company; as a shareholder of the Company; any payments described in Exhibit A attached to this Release and Waiver; or any other right that is not waivable under applicable law.

I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an executive of the Company. If I am 40 years of age or older upon execution of this Release and Waiver, I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the release and waiver granted herein does not relate to claims under the ADEA which may arise after this Release and Waiver is executed; (b) I should consult with an attorney prior to executing this Release and Waiver; and (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this

Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired unexercised. If I am less than 40 years of age upon execution of this Release and Waiver, I acknowledge that I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and (c) I have five (5) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier).

I acknowledge my continuing obligations under my Confidential Information and Inventions Agreement dated March 11, 2014. Pursuant to the Confidential Information and Inventions Agreement I understand that among other things, I must not use or disclose any confidential or proprietary information of the Company and I must immediately return all Company property and documents (including all embodiments of proprietary information) and all copies thereof in my possession or control. I understand and agree that my right to the payments and other benefits I am receiving in exchange for my agreement to the terms of this Release and Waiver is contingent upon my continued compliance with my Confidential Information and Inventions Agreement.

This Release and Waiver (including Exhibit A), the Employment Agreement and my Confidential Information and Inventions Agreement dated March 11, 2014, constitute the complete, final and exclusive embodiment of the entire agreement between the Company and me, with regard to the subject matter hereof. I am not relying on any promise or representation by the Company that is not expressly stated herein. This Release and Waiver may only be modified by a writing signed by both me and a duly authorized officer of the Company.

Date:	9/18/19

By:	/s/ Robert F. Carey
Robert F. Carey

Exhibit A - Severance Terms — Bob Carey

•	61-years old + 5 years of service

•	Last Date of Service: 10/1/2019

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The Company will pay Carey a severance payment in the amount of $702,846.00, representing Carey’s base pay for 15 months following the Last Date of Service, to be paid in equal installments. Payments will commence on the first regular payroll date following the Last Date of Service and the Company shall continue to pay Carey through December 31, 2020 in accordance with the Company’s regular payroll practices and shall be less applicable withholdings and deductions.

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Provided Carey timely elects to participate in continued medical benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will continue to pay the same portion of Carey’s COBRA health insurance premiums, including any amounts that the Company paid for benefits to the qualifying family members of Carey, for 15 months following the Last Date of Service that it paid during Carey’s employment.

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Carey shall be paid his 2019 bonus, which shall be calculated in the same manner and paid at the same time as Horizon’s named executive officers and in accordance with the terms described in the Company’s Form 14A filed with the SEC on April 8, 2019 (the “Proxy”).

•	Carey has the option of continuing to use the services of JMG paid by the company until December 31, 2020.

•	Long-Term Incentive Grants:

○	Carey’s long-term incentive grants as of 10/1/19 will remain in place as if Carey continued to be employed by the Company

○	Stock option grants will be exercisable through the option expiration date disclosed in the Proxy.

○	The Time-Based Restricted Stock Units granted in January 2018 and 2019 will vest according to the original schedule.

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The Performance Share Units (“PSUs”) granted in 2018 and 2019 will be earned in accordance with the terms of the PSUs, calculated in the same manner as the named executive officers of the Company and vest according to the original schedule.

○	The 2018 Cash Long-Term Incentive Program will vest and be paid according to the original schedule with $480.000 payable on 1/5/20 and $480,000 payable on 1/5/21.

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These severance terms have been approved by the Company’s Compensation Committee, including the continued vesting. These severance terms shall remain confidential and shall not be disclosed by Carey at any time to any person other than Carey’s attorney or accountant, financial advisor, a governmental agency, or Carey’s immediate family, without the prior consent of an officer of Company. Additionally, the Parties acknowledge that nothing in this Release and Waiver shall prohibit Company from using or disclosing this, or any other information, for its legitimate business purposes, including, but not limited to, compliance with its legal obligations or to maintain its listing on the NASDAQ or any obtaining or maintaining a similar future listing on any stock exchange.